UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2012

WILLIAMS CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18083	84-1099587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14100 SW 72nd Avenue, Portland, Oregon 97224

(Address of principal executive offices) (Zip Code)

(503) 684-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2012, Williams Controls, Inc. (the “Company”) entered into a First Amendment to Executive Employment Agreement (the “Bunday Amendment”) with the Chief Financial Officer of the Company, Dennis Bunday.

Under the terms of the Bunday Amendment, upon termination of Mr. Bunday’s employment by Mr. Bunday for good reason or by the Company without cause within 24 months of a change of control, Mr. Bunday is entitled to payment of an amount equal to one and one-half times his current annual salary, and Mr. Bunday is entitled to twenty-four months of continued health coverage from the date of such termination and the Company will pay up to $30,000 for Mr. Bunday to meet with advisers in connection with the employment transition.

On October 30, 2012, the Company entered into a First Amendment to Executive Employment Agreement with the Chief Executive Officer of the Company, Patrick Cavanagh. The amendments to Mr. Cavanagh’s employment agreement are intended to ensure compliance with Section 409A of the Internal Revenue Code.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment to Employment Agreement between Williams Controls, Inc. and Dennis E. Bunday dated October 29, 2012.

10.2	Amendment to Employment Agreement between Williams Controls, Inc. and Patrick W. Cavanagh dated October 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2012

Williams Controls, Inc.

	By:	/s/ Dennis E. Bunday
Dennis E. Bunday
Chief Financial Officer
(Principal Financial and Accounting Officer)